SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event Reported): November 13, 2003


                               LEVI STRAUSS & CO.
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             (Exact Name of Registrant as Specified in its Charter)


        DELAWARE                      333-36234                  94-0905160
----------------------------   ------------------------      -------------------
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                               1155 BATTERY STREET
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        (Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)



                                  (415) 501-6000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 9.  REGULATION FD DISCLOSURE

         On November 13, 2003, Levi Strauss & Co. issued a press release titled "Levi Strauss & Co. Revises Financial Guidance for Full-Year 2003." A copy of the press release is attached hereto as Exhibit 99.1. The information in this
Item 9, including the exhibit thereto, is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On November 13, 2003, Levi Strauss & Co. issued a press release titled "Levi Strauss & Co. Revises Financial Guidance for Full-Year 2003." A copy of the press release is attached hereto as Exhibit 99.1. The information in this
Item 12, including the exhibit thereto, is furnished pursuant to Item 12 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

                                   SIGNATURES


                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       LEVI STRAUSS & CO.


DATE:  November 13, 2003               By:       /s/ William B. Chiasson
                                                 -----------------------
                                       Name:     William B. Chiasson
                                       Title:    Senior Vice President and Chief
                                                 Financial Officer

                                  EXHIBIT INDEX


Exhibit Number                       Description
--------------                       -----------

   99.1           Press release of Levi Strauss & Co. dated November 13, 2003.

                                                                    EXHIBIT 99.1


LEVI                                1155 Battery Street, San Francisco, CA 94111
STRAUSS
  & CO.
  NEWS                                   Investor Contact:    Eileen VanEss
                                                              Levi Strauss & Co.
                                                              (415) 501-2477

                                         Media Contact:       Linda Butler
                                                              Levi Strauss & Co.
                                                              (415) 501-3317

        LEVI STRAUSS & CO. REVISES FINANCIAL GUIDANCE FOR FULL-YEAR 2003

SAN FRANCISCO (November 13, 2003) - Levi Strauss & Co. today issued revised financial guidance for the full-year 2003. The company lowered its 2003 expectations as follows:

  o Full-year net sales are expected to be down 6 to 7 percent on a constant-currency basis from prior year versus previous guidance of flat, plus or minus 2 percent. Assuming that exchange rates are generally stable, reported full-year net sales are expected to be down 2 to 3 percent.
  o Full-year gross margin excluding restructuring-related expenses is expected to be approximately 39 percent of sales, rather than 40 to 42 percent. Gross margin on a reported basis, which includes restructuring-related expenses, is expected to be 37 to 39 percent.
  o Operating margin excluding restructuring charges, net of reversals, and restructuring-related expenses is anticipated to be 7 to 8 percent of sales, rather than 8 to 10 percent as previously indicated. Operating margin on a reported basis, which includes restructuring charges, net of reversals, and restructuring-related expenses is expected to be 4 to 5 percent.
  o Net debt at year-end is projected to be between $2.1 billion and $2.2 billion, as compared to previous guidance of approximately $2.1 billion.

"We came out of September expecting to achieve essentially flat sales for the year," said chief executive officer Phil Marineau. "Our plans for October and November included higher shipments to most of our U.S. retailers because of consumer sell-through increases the previous three months and low retail inventories. However, retailers have continued to be very cautious about an apparel market recovery, with most of them experiencing a disappointing October. They are keeping their inventory levels exceptionally low, and our shipments have been much less than we expected.

                                   -- more --

LS&CO. Revises Guidance/Add One
Nov. 13, 2003


"Additionally, intense price deflation worldwide is compounding the downward pressure on our performance," Marineau said. "The average out-the-door selling price for jeans and casual pants continues to decline. We took wholesale price reductions earlier this year to remain competitive and have taken additional actions to move inventory and support retailers' margins this quarter. These steps directly affect our margins and profitability. When you add a weak European market into this retail picture, it's clear that our company's sales and margins will not meet our expectations for the year.

"We're aggressively taking steps to improve our business," added Marineau. "We are swiftly restructuring our U.S. and European businesses, with the goal of taking significant costs and complexity out of the organization. This includes making improvements to our go-to-market process in order to bring products to market more quickly. Additionally, we're continuing to bring innovation to the Levi's(R) and Dockers(R) brands, and we're expanding the Levi Strauss Signature(TM) brand worldwide."

The company reaffirmed its 2003 guidance with respect to anticipated advertising and promotion expense of 7 to 8 percent of sales; marketing, general and administrative expenses of approximately 32 to 34 percent; and depreciation and amortization for the full year of approximately $60 million to $65 million. The company stated that it is evaluating its 2004 plans in light of its current performance and the difficult retail environment and expects to provide updated guidance for 2004 in January. Levi Strauss & Co.'s 2003 fiscal year ends November 30, 2003, and the company expects to report details of its fourth-quarter and full-year results in its earnings release and investor conference call in late January.

Levi Strauss & Co. is one of the world's leading branded apparel companies, marketing its products in more than 100 countries worldwide. The company designs and markets jeans and jeans-related pants, casual and dress pants, shirts, jackets and related accessories for men, women and children under the Levi's(R), Dockers(R) and Levi Strauss Signature(TM) brands.

Explanatory Notes
Throughout this news release, references have been made to certain financial items that exclude restructuring charges, net of reversals, and related expenses. These primarily relate to charges the company plans to take relating to the restructuring of its U.S. and European businesses and the closure of its North American plants initiated during the fourth quarter of 2003. "Restructuring-related expenses" is a term under our senior secured credit facilities and consists of expenses incurred in connection with our restructuring initiatives but that do not qualify for inclusion on the restructuring charges, net of reversals line item in our consolidated financial statements.
                                    --more--

LS&CO. Revises Guidance/Add Two
Nov. 13, 2003

The company currently expects to incur approximately $30 million to $40 million of restructuring-related expenses for full-year 2003, with a resulting impact on gross margin of approximately 0.5 to 1.0 percentage points. In addition, the company currently estimates that restructuring charges, net of reversals will be approximately $90 million to $100 million for full-year 2003, yielding total restructuring charges, net of reversals, and restructuring-related expenses of $120 million to $140 million. Operating margin is expected to be impacted approximately 3 to 4 percentage points by these restructuring-related expenses and restructuring charges.

Gross margin excluding restructuring-related expenses is a non-GAAP measure that internal management and our investors use in assessing and evaluating the operating performance of the company. In addition, operating margin excluding restructuring charges, net of reversals, and restructuring-related expenses is also a non-GAAP measure that internal management and our investors use in assessing and evaluating the operating performance of the company. These measures should not be considered in isolation from, and are not intended to represent alternative measures of, gross margin, operating margin or cash flow or any other measure of performance determined in accordance with generally accepted accounting principles. Other companies may calculate gross margin excluding restructuring related expenses and operating margin excluding restructuring charges, net of reversals, and restructuring-related expenses differently, and they are not necessarily comparable with similarly titled figures for other companies.

This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended 2002, especially in the Risk Factors and Management's Discussion and Analysis sections, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.


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